     As filed with the Securities and Exchange Commission on July 25, 1995.
                                                Registration No. 33-____________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           GREINER ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                                         95-1799320
  -------------------------------                      -------------------
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                   909 EAST LAS COLINAS BOULEVARD, SUITE 1900
                            IRVING, TEXAS 75039-3907
                                 (214) 869-1001

      (Address, including zip code,  and telephone number, including area code, of Registrant's principal executive offices)
                          _________________________

                             1991 STOCK OPTION PLAN
                                       OF
                           GREINER ENGINEERING, INC.

                             (Full title of Plan)
                          _________________________

 ROBERT L. COSTELLO                       COPY TO:  ALAN J. BOGDANOW, ESQ.
 PRESIDENT AND CHIEF OPERATING OFFICER              HUGHES & LUCE, L.L.P.
 GREINER ENGINEERING, INC.                          1717 MAIN STREET, SUITE 2800
 909 EAST LAS COLINAS BOULEVARD                     DALLAS, TEXAS  75201
 SUITE 1900
 IRVING, TEXAS 75039-3907
 (214) 869-1001
 (Name, address, and telephone number,
 including area code, of agent for service)

                          _________________________

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------------
                  TITLE OF EACH CLASS          AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
                     OF SECURITIES             TO BE             OFFERING PRICE           AGGREGATE            REGISTRATION
                   TO BE REGISTERED         REGISTERED(1)          PER SHARE(2)        OFFERING PRICE(2)            FEE
- -------------------------------------------------------------------------------------------------------------------------------
                     Common Stock,
                    $.50 par value            250,000             $10.88                 $2,720,000              $937.93
- -------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the 1991 Stock Option Plan of Greiner Engineering, Inc.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Greiner Engineering, Inc. Common Stock, as reported on the New York Stock Exchange on July 19, 1995, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                       Page 1 of 11 sequentially numbered pages.
                                             The Index to Exhibits is on page 8.

                                     PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by Greiner Engineering, Inc. (the "Company") are incorporated by reference in this Registration
Statement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1994, which contains audited financial statements of the Company for the fiscal year ended December 31, 1994 (the "1994 Form 10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1994 Form 10-K (including the Company's most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

         (c) The description of the Company's common stock, par value $.50 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated November 18, 1991, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Articles of Incorporation provide, consistent with the provisions of Section 78.751 of the Nevada General Corporation Law (the "NGCL"), that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The Company's Restated Articles of Incorporation provide, consistent with the provisions of the NGCL, that no director of the Company will be personally liable to the Company or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to the payment of dividends in violation of Section 78.300 of the NGCL nor does it apply with respect to any liability for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law. Any repeal or modification of this provision by the stockholders of the Company shall be prospective only and shall not adversely affect any limitation of the personal liability of a director or officer for acts or omissions prior to such repeal or modification.

         To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of actions referred to therein on the merits or otherwise, such person is entitled, pursuant to
Section 78.751 of the NGCL, to indemnification as described above.

         The Company has entered into indemnity agreements with each of its directors. Each such Indemnification Agreement provides for indemnification of directors of the Company to the fullest extent permitted by the NGCL. To the extent that the board of directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to indemnify directors, such repeal or limitation may not be effective as to directors who are currently parties to the Indemnification Agreements, because their rights to full protection are contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 24, 1995.

                                     GREINER ENGINEERING, INC.


                                     By: /s/ Patrick J. McColpin
                                         Patrick J. McColpin, Vice President and
                                         Chief Financial Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Patrick J. McColpin, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                   Title                              Date
             ---------                                   -----                              ----
      /s/ Frank T. Callahan                      Chairman of the Board,                July 21, 1995
      ----------------------                    Chief Executive Officer
         Frank T. Callahan                      and Director (Principal
                                                   Executive Officer)


     /s/ Patrick J. McColpin                       Vice President and                  July 21, 1995
     ------------------------                   Chief Financial Officer
        Patrick J. McColpin                 (Principal Financial Accounting
                                                        Officer)


      /s/ William H. Bowen                              Director                       July 21, 1995
      ----------------------
         William H. Bowen

      /s/ Larry J. Cain                                 Director                       July 21, 1995
      ----------------------
           Larry J. Cain

      /s/ Russell Cleveland                             Director                       July 21, 1995
      ----------------------
         Russell Cleveland

   /s/ William E. Guthner, Jr.                          Director                       July 21, 1995
   ----------------------------
     William E. Guthner, Jr.

     /s/ Patrick M. Sullivan                            Director                       July 21, 1995
     ------------------------
        Patrick M. Sullivan

                               INDEX TO EXHIBITS


                                                                                               Sequentially
Exhibit Number                           Exhibit                                              Numbered Page
- ------------------------------------------------------------------------------------------------------------
4.1                        1991 Stock Option Plan of Greiner Engineering, Inc. as
                           amended (the "Plan") (incorporated by reference to
                           Exhibit 4.1 to Form S-8 filed July 31, 1991)
                                                                                                 --

4.2                        Amendment No. 1 to the Plan (incorporated by reference
                           to Exhibit 10.15 to Annual Report on Form 10-K for year
                           ended December 31, 1993)                                              --

4.3                        Amendment No. 2 to the Plan                                            9

5.1                        Opinion of Hughes & Luce, L.L.P.                                      10

24.1                       Consent of Hughes & Luce, L.L.P.
                           (Contained in Exhibit 5.1)                                            --

24.2                       Consent of Price Waterhouse LLP                                       11

25.                        Power of Attorney (Contained at page 7)                               --